EXHIBIT 10.56

STOCK OPTION FUNDS ESCROW AGREEMENT

This Agreement is dated as of the 12th day of February, 2008 among Rudolf Gunnerman and Doris Gunnerman (“Stockholders”), those parties listed on the signature pages hereto, as purchasers (“Optionees”), and Grushko & Mittman, P.C. (the "Escrow Agent"):

WITNESSETH:

WHEREAS, Optionees and Stockholders have entered into a Stock Option Agreement, of even date herewith (“Stock Option Agreement”; all capitalized terms used and not defined herein are used as defined in the Stock Option Agreement) for the option to purchase by the Optionees up to 2,000,000 shares of Common Stock of Sulphco, Inc. (“Shares”) for a per share purchase price of $4.50; and

WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, the parties agree as follows:

ARTICLE I

INTERPRETATION

1.1. Definitions. Whenever used in this Agreement, the following terms shall have the following respective meanings:

▪ "Agreement" means this Agreement and all amendments made hereto by written agreement between the parties;

▪ “Closing Date” shall mean the date of an Option Closing;

▪ "Escrowed Payment" means a cash payment in the amount equal to the Purchase Price at the time of exercise of any Option;

▪ “Parties” shall mean the Stockholders, Optionees, and Escrow Agent;

▪ “Release Letter” shall mean the letter to Escrow Agent authorizing release of a Stock Certificate;

▪ “Stock Certificate” shall mean one or more stock certificates representing 2,000,000 shares of Sulphco, Inc. Common Stock being issued upon an exercise of the Option under the Stock Option Agreement;

▪ Collectively, the executed Agreement and Stock Certificate with executed Stock Power are referred to as “Stockholder Documents”; and

▪ Collectively, the Escrowed Payment and the Optionee executed Agreement are referred to as "Optionee Documents".

▪ The Stockholder Documents and Optionee Documents are collectively referred to as “Parties Documents”.

1.2. Entire Agreement. This Agreement along with the Stockholder Documents and Optionee Documents constitute the entire agreement between the parties hereto pertaining to the Stockholder Documents and Optionee Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Stockholder Documents and Optionee Documents.

1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, corporation, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

1.7. Specific Enforcement, Consent to Jurisdiction. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Parties hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

ARTICLE II

DELIVERIES TO THE ESCROW AGENT

2.1. Stockholders’ Deliveries. On the date of execution of this Agreement, the Stockholders will deliver to the Escrow Agent all the Stockholder Documents other than the Release Letter. On or before each Option Closing date, the Stockholders will deliver to the Escrow Agent the Release Letter.

2.2. Optionee Deliveries. On the date of execution of this Agreement, the Optionees will deliver to the Escrow Agent executed copies of this Agreement. Each Optionee agrees that exercise of its Allocated Portion of the Option will be in minimum increments of 25,000 shares and agrees to deliver the written notice in paragraph 1(e) of the Stock Option Agreement as specified therein. On or before the Option Closing date, Optionee shall deliver to the Escrow Agent the applicable Purchase Price and Release Letter. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

Citibank, N.A.
1155 6th Avenue
New York, NY 10036, USA
ABA Number: 0210-00089
For Credit to: Grushko & Mittman, IOLA Trust Account
Account Number: 45208884

2.3. Intention to Create Escrow Over Stockholder Documents and Optionee Documents. The Parties intend that the Stockholder Documents and Optionee Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

2.4. Escrow Agent to Deliver the Stockholder Documents and Optionee Documents. The Escrow Agent shall hold and release the Stockholder Documents and Optionee Documents only in accordance with the terms and conditions of this Agreement.

2.5. Authority to Escrow Agent. The Escrow Agent is authorized from time to time to deliver the Stock Certificates to the transfer agent of Sulphco, Inc., for the purpose of reissuing the Shares in such denominations as required to be able to deliver Shares in compliance with this Agreement.

ARTICLE III

RELEASE OF ESCROW

3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Stockholder Documents and Optionee Documents as follows:

(a) On each Option Closing, the Escrow Agent will simultaneously release the Purchase Price to Stockholders and the applicable Stock Certificate with Stock Power endorsed in blank to the Optionee.

(b) All funds to be delivered to the Stockholders shall be delivered pursuant to the following wire instructions:

Bank of Nevada
4985 B. Kietzke Lane
Reno, NV 89509
ABA Routing #: 122401778
Account #: 20010000022
Rudolf and Doris Gunnerman

(c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Parties, it shall deliver the Stockholder Documents and Optionee Documents in accordance with the terms of the Joint Instructions.

(e) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Stockholder Documents and Optionee Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

3.2. Acknowledgement of Parties; Disputes. The Parties acknowledge that the only terms and conditions upon which the Stockholder Documents and the Optionee Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Parties reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Stockholder Documents and Optionee Documents. Any dispute with respect to the release of the Stockholder Documents and the Optionee Documents shall be resolved pursuant to Section 4.2 or by agreement between the Parties.

ARTICLE IV

CONCERNING THE ESCROW AGENT

4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

(a) The Parties acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether any of the Parties is entitled to receipt of the Stockholder Documents and Optionee Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof; (iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(b) The Parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Stockholders and Optionees, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Stockholders and Optionees under this Agreement and to no other person.

(c) The Stockholders and Optionees, jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

(d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Parties. Prior to the effective date of the resignation as specified in such notice, the Stockholders and Optionees will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Stockholder Documents and Optionee Documents to a substitute Escrow Agent selected by the Optionees and Stockholders. If no successor Escrow Agent is named by the Optionees and Stockholders, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Stockholder Documents and Optionee Documents with the clerk of any such court.

(e) The Escrow Agent does not have and will not have any interest in the Stockholder Documents and Optionee Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

(f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

(g) The Escrow Agent shall be permitted to act as counsel for the Optionees in any dispute as to the disposition of the Stockholder Documents and Optionee Documents, in any other dispute between the Parties, whether or not the Escrow Agent is then holding the Stockholder Documents and Optionee Documents and continues to act as the Escrow Agent hereunder.

(h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

(a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Stockholder Documents and Optionee Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Stockholder Documents and Optionee Documents pending receipt of a Joint Instruction from Stockholders and the Optionees, or (ii) deposit the Stockholder Documents and Optionee Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Stockholders and Optionees and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Stockholder Documents and Optionee Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Parties or to any other person, firm, corporation or entity by reason of such compliance.

ARTICLE V

GENERAL MATTERS

5.1. Termination. This escrow shall terminate upon the release of all of the Stockholder Documents and Optionee Documents or at any time upon the agreement in writing of the Stockholders and Optionees.

5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to Stockholders, to:

Rudolf Gunnerman and Doris Gunnerman
6601 Windy Hill Way
Reno, NV 89511
Fax: (775) 826-2727

(b) If to Optionees, to:

the addresses and fax numbers as listed on the signature pages hereto

(c) If to the Escrow Agent, to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, New York 10176
Fax: 212-697-3575

or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, the Stockholders and Optionees shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such party the party’s United States taxpayer identification number and other requested information and forms.

5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

5.7. Agreement. Each of the undersigned states that he has read the foregoing Stock Option Funds Escrow Agreement and understands and agrees to it.

RUDOLF GUNNERMAN
“Stockholder”

_____________________________________

DORIS GUNNERMAN
“Stockholder”

_____________________________________

ESCROW AGENT:

_____________________________________
GRUSHKO & MITTMAN, P.C.

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION ESCROW]

IN WITNESS WHEREOF the undersigned have executed this Stock Option Funds Escrow Agreement as of the first date above written.

Name of Optionee: Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Optionee: _______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Fax Number of Optionee: 212-207-3452

Address for Notice to Optionee:

641 Lexington Avenue
New York, NY 10022

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Optionee (if not same as above):

Proportionate Amount: Two-Thirds

Number of Option Shares: 1,333,333

[SIGNATURE PAGES CONTINUE]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION FUNDS ESCROW AGREEMENT]

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION ESCROW]

IN WITNESS WHEREOF the undersigned have executed this Stock Option Funds Escrow Agreement as of the first date above written.

Name of Optionee: Ellis Capital LLC

Signature of Authorized Signatory of Optionee: ______________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Fax Number of Optionee: 516-887-8990

Address for Notice to Optionee:

20 East Sunrise Highway
Valley Stream, New York 11581

With a copy to (which shall not constitute notice):

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Eliezer Drew, Esq.
Fax: (212) 697-3575
Email: counslers@aol.com

Address for Delivery of Securities for Optionee (if not same as above):

Proportionate Amount: One-Third

Number of Option Shares: 666,667

[OPTIONEE SIGNATURE PAGES TO STOCK OPTION FUNDS ESCROW AGREEMENT]